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                   [Wipfli Ullrich Bertelson CPAs letterhead]


                                                                      Exhibit 23
                                                                       1995 10-K



                        Independent Accountants' Consent



We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 33-45385), and the Registration Statement on Form S-8 (Nos. 33-81178, 33-81180, and 33-81182) of F&M Bancorporation, Inc. of our report dated February 2, 1996, relating to the consolidated balance sheets of F&M Bancorporation, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of F&M Bancorporation, Inc.



                                        /s/ WIPFLI ULLRICH BERTELSON CPAs
                                        ---------------------------------
                                        Certified Public Accountants




Appleton, Wisconsin
March 25, 1996